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                                                                    EXHIBIT 23.2


                     CONSENT OF T. J. SMITH & COMPANY, INC.




March 7, 2000

The Meridian Resource Corporation
1401 Enclave Parkway, Suite 300
Houston, TX  77077

Re:  Consent of Independent Petroleum Engineers

Gentlemen:

         We hereby consent to the references to our reviews dated February 25, 1999 and February 15, 2000, which were used to prepare the Estimated Future Reserves Attributable to Certain Leasehold Interests of The Meridian Resource Corporation as of December 31, 1998 and December 31, 1999, respectively, in your Form 10-K and to the reference to T. J. Smith & Company, Inc. as experts in the field of petroleum engineering.


                                           Very truly yours,

                                           T. J. Smith & Company, Inc.




                                            By:
                                               ---------------------------------
                                                 T. J. Smith, P.E.